FORM 8-A

Securities and Exchange Commission
Washington, D.C. 20549

For registration of certain classes of securities
pursuant to section 12(b) or (g) of the
Securities Exchange Act of 1934

CyberDefender, Inc. (Exact name of registrant as specified in its charter)

California (State of incorporation or organization)	65-1205833 (I.R.S. Employer Identification No.)

617 West 7th Street, Suite 401,, Los Angeles, California (Address of principal executive offices)	90017 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
N/A	N/A

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), check the following box. ☒

Securities Act registration statement file number to which this form relates: N/A

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, no par value (Title of class)

Item 1. Description of Registrant's Securities to be Registered.

A description of the registrant’s common stock is set forth under the caption “Description of Securities” contained in the prospectus included in the registrant’s Registration Statement on Form SB-2 (File No. 333-138430) as originally filed with the Securities and Exchange Commission on November 3, 2006 (the “Registration Statement”), which is hereby incorporated by reference in response to this item.

Item 2. Exhibits.

The following exhibits are being filed with this registration statement.

3.1	Articles of incorporation of the registrant, as amended (1)
3.2	Bylaws of the registrant, as amended (1)

(1) Incorporated by reference from the registrant’s Registration Statement on Form SB-2, file no. 333-138430, filed with the Securities and Exchange Commission on November 3, 2006.

Signature

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: October 23, 2008

CyberDefender, Inc. a California corporation

By:	/s/ Gary Guseinov
Gary Guseinov, Chief Executive Officer